March 30, 2012

NEVADA GOLD & CASINOS, INC.

50 Briar Hollow Lane, Suite 500w

Houston, TX 77027

Attn: Robert B. Sturges, CEO

Fax No.: (713) 621-6919

NEVADA GOLD & CASINOS, INC.

50 Briar Hollow Lane, Suite 500w

Houston, TX 77027

Attn: Branko Milosevic, Associate General Counsel

Fax No.: (713) 296-5070

Re: Amendment Number One to Credit Agreement and Waiver (this “Amendment”)

Ladies and Gentlemen:

Reference is made hereby to that certain Credit Agreement, dated as of October 7, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Nevada Gold & Casinos, Inc., a Nevada corporation (“Parent”), NG Washington, LLC, a Washington limited liability company (“NGWI”), NG Washington II, LLC, a Washington limited liability company (“NGWII”), and NG Washington III, LLC, a Washington limited liability company (“NGWIII,” and together with NGWI and NGWII, are referred to hereinafter each individually as a “Borrower” and, individually and collectively, jointly and severally, as the “Borrowers”), the lenders party to the Credit Agreement as “Lenders” (each of such Lenders, together with their successors and permitted assigns, are referred to hereinafter as a “Lender”), and Wells Fargo Gaming Capital, LLC, a Delaware limited liability company, in its capacity as administrative agent for the Lenders and Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Subject to the terms and conditions contained herein, Borrowers, Agent and Lenders have agreed to make certain amendments to the Credit Agreement.

Effective as of the date hereof, Parent, Borrowers, Agent, and Lenders hereby agree to make the following amendments to the Credit Agreement:

1.          Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating the last paragraph of the definition of “EBITDA” as follows:

For the purposes of calculating EBITDA for any fiscal period referred to in Section 7 of the Credit Agreement (a “Reference Period”), if at any time during such Reference Period (and after the Closing Date), NGI, NGII, or NG South Dakota shall have made a Permitted Acquisition, EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto (including pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case to be mutually and reasonably agreed upon by Borrowers and Agent) or in such other manner acceptable to Agent as if any such Permitted Acquisition or adjustment occurred on the first day of such Reference Period.

2.          Schedule 1.1 to the Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (u) of the definition of “Permitted Indebtedness”, (b) replacing the “.” at the end of clause (v) of the definition of “Permitted Indebtedness” with “, and”, and (c) inserting the following new clause (w) at the end of the definition of “Permitted Indebtedness”:

(w)          Indebtedness of A.G. Trucano, Son & Grandsons, Inc. in an aggregate outstanding principal amount not to exceed $1,800,000 incurred to pay slot machine stamp device fees for slot machines owned or operated by A.G. Trucano, Son & Grandsons, Inc.

3.          Schedule 1.1 to the Credit Agreement is hereby amended by (a) replacing the reference to “Parent, NG South Dakota, or Nevada Gold Speedway” in clause (a) of the definition of “Permitted Intercompany Advances” with “Parent, NG South Dakota, A.G. Trucano, Son & Grandson, Inc., or Nevada Gold Speedway”, and (b) replacing the reference to “Loan Party or NG South Dakota” in clause (d) of the definition of “Permitted Intercompany Advances” with “Loan Party”.

4.          Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (t) of the definition of “Permitted Liens” as follows:

(t)           Liens solely on the Equity Interests or assets of A.G. Trucano, Son & Grandsons, Inc. securing Indebtedness permitted pursuant to clause (u) of the definition of Permitted Indebtedness, and

5.          Schedule 1.1 to the Credit Agreement is hereby amended by (a) deleting the “and” at the end of clause (u) of the definition of “Permitted Liens”, (b) replacing the “.” at the end of clause (v) of the definition of “Permitted Liens” with “, and”, and (c) inserting the following new clause (w) at the end of the definition of “Permitted Liens”:

(w)          Liens solely on Slot Machine Assets to secure the Indebtedness permitted pursuant to clause (w) of the definition of Permitted Indebtedness.

6.          Schedule 1.1 to the Credit Agreement is hereby amended by adding the following new definition in proper alphabetical order:

“Slot Machine Assets” means slot machines owned or operated by A.G. Trucano, Son & Grandsons, Inc., chattel paper related to slot machines operated by A.G. Trucano, Son & Grandsons, Inc., device stamps for slot machines owned or operated by A.G. Trucano, Son & Grandsons, Inc., and location agreements for locations where slot machines owned or operated by A.G. Trucano, Son & Grandsons, Inc. are maintained.

7.          Section 1.2 of the Credit Agreement is hereby amended by inserting the following sentence prior to the last sentence thereof:

Whenever the term “NG South Dakota” is used in respect of a financial covenant or a related definition, it shall be understood to mean NG South Dakota and A.G. Trucano, Son & Grandsons, Inc. on a consolidated basis, unless specified otherwise or unless the context clearly requires otherwise.

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8.          Section 6.3 of the Credit Agreement is hereby amended by replacing each reference to “NG South Dakota or Nevada Gold Speedway” with “NG South Dakota, A.G. Trucano, Son & Grandsons, Inc., or Nevada Gold Speedway”.

9.          Section 8.1 of the Credit Agreement is hereby amended by amending and restating clause (b) thereof as follows:

(b) all or any portion of the principal of the Term Loan or any Protective Advances;

Further, effective as of the date of the Credit Agreement, Parent, Borrowers, Agent, and Lenders hereby agree to make the following amendment to the Credit Agreement:

Section 5.11 of the Credit Agreement is hereby amended by amending the applicable period stated at the beginning of the third (3rd) line thereof from “within ten (10) days” to “(x) within thirty (30) days (with respect to any Subsidiary not formed or acquired pursuant to the NG South Dakota Acquisition), or (y) within sixty-five (65) days (with respect to any Person formed or acquired pursuant to the NG South Dakota Acquisition)”.

Effective as of the date hereof, but subject to the immediately succeeding two provisos, Agent and Lenders hereby agree to waive any requirement set forth in the Loan Documents that the Loan Parties deliver Control Agreements for Deposit Accounts or Securities Accounts of A.G. Trucano, Son & Grandsons, Inc. or the stock certificates evidencing the Equity Interests of A.G. Trucano, Son & Grandsons, Inc., together with undated stock powers duly executed in blank; provided that if the holder of the Indebtedness permitted pursuant to clause (u) of the definition of Permitted Indebtedness elects to obtain Control Agreements for Deposit Accounts or Securities Accounts of A.G. Trucano, Son & Grandsons, Inc., then Agent may elect to obtain Control Agreements for the same Deposit Accounts or Securities Accounts; provided further that upon payment in full of the Indebtedness permitted pursuant to clause (u) of the definition of Permitted Indebtedness, the Loan Parties shall immediately be required to (a) deliver Control Agreements for Deposit Accounts or Securities Accounts of A.G. Trucano, Son & Grandsons, Inc. in accordance with the requirements of the Loan Documents, and (b) deliver the original stock certificates, together with original undated stock powers duly executed in blank, evidencing the Equity Interests of A.G. Trucano, Son & Grandsons, Inc. in accordance with the requirements of the Loan Documents.

Each Borrower hereby acknowledges and agrees that as of February 27, 2012, the outstanding principal amount of the Term Loan is $10,750,000. For the avoidance of doubt, the foregoing does not include any interest that is accrued and unpaid. Effective on the date hereof, each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby waives, releases, remises and forever discharges Agent and Lender, each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other persons and entities to whom any Agent or Lender would be liable if such persons or entities were found to be liable to such Loan Party (each a “Releasee” and collectively, the “Releasees”), from any and all claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (each a “Claim” and collectively, the “Claims”), whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforseen, past or present, liquidated or unliquidated, suspected or unsuspected, which such Loan Party ever had from the beginning of the world to the date hereof, now has, or might hereafter claim to have had against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee with respect to the Credit Agreement or any other Loan Document, or to the lender-borrower relationship evidenced by the Loan Documents. As to each and every claim released hereunder, each of each Loan Party hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

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“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, each Loan Party also waives the benefit of each other similar provision of applicable federal or state law (including without limitation the laws of the state of New York), if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

Each Loan Party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Loan Party, for itself and on behalf of its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Person pursuant to the above release. Each of Loan Party further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If any Loan Party or any of its successors, assigns, or officers, directors, employees, agents or attorneys, or any Person acting for or on behalf of, or claiming through them violate the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Releasee as a result of such violation.

Each Borrower hereby reconfirms its obligations pursuant to Section 2.5 of the Credit Agreement to pay and reimburse Agent for all costs and expenses (including, without limitation, reasonable documented fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith, in each case subject to the terms and conditions of the Credit Agreement.

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The Credit Agreement, as amended hereby, and each of the other Loan Documents, as amended as of the date hereof, shall be and remain in full force and effect in accordance with their respective terms and hereby are restated, ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a waiver of, consent to, or a modification or amendment of, any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The amendments, consents, waivers and modifications set forth herein are limited to those specified herein, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further or other matter under the Loan Documents and shall not be construed as an indication that any future waiver of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and Lenders in accordance with Section 14.1 of the Credit Agreement.

Each Loan Party hereby represents and warrants that (a) the execution, delivery, and performance of this Amendment are within its limited liability company, corporate or similar powers, have been duly authorized by all necessary limited liability, corporate or other action of such Loan Party, and are not in contravention of any material provision of federal, state, or local law or regulation applicable to it, or any order, judgment or decree of any court or other Governmental Authority binding on it, or of the terms of its charter or bylaws, or of any material contract of such Loan Party (except as would not reasonably be expected to have a Material Adverse Effect), (b) after giving effect to this Amendment, as of the date hereof, no Default or Event of Default shall have occurred and be continuing, and (c) after giving effect to this Amendment, the representations and warranties in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

Each Loan party hereby (a) acknowledges and reaffirms its obligations owing to Agent and Lenders under each Loan Document to which it is a party, and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect as modified hereby. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted, pursuant to and in connection with the Guaranty and Security Agreement or any other Loan Document, to Agent, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof. All obligations owing by each Loan Party to Agent and Lenders are unconditionally owing by such Loan Party to Agent and Lenders, without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever.

THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be equally effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic image scan transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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Each of the undersigned Guarantors consent to the amendments to the Credit Agreement and waiver contained herein. Although the undersigned Guarantors have been informed of the matters set forth herein and have consented to same, each Guarantor understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents or amendments, and nothing herein shall create such a duty.

This Amendment is a Loan Document.

[Signature pages to follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Very Truly Yours,

WELLS FARGO GAMING CAPITAL, LLC, a Delaware limited liability company, as Agent and a Lender

By:	/s/ Everardo Gomez
Name:	Everardo Gomez
Title:	AVP

Accepted, acknowledged, and agreed:

NEVADA GOLD & CASINOS, INC., a Nevada corporation

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	CEO

NG WASHINGTON, LLC, a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG WASHINGTON II, LLC, a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG WASHINGTON III, LLC, a Washington limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

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NG WASHINGTON II HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NG SOUTH DAKOTA, LLC,
a South Dakota limited liability company
By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

NEVADA GOLD SPEEDWAY, LLC,
a Nevada limited liability company

By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	Manager

A.G. TRUCANO, SON & GRANDSONS, INC.,
a South Dakota corporation
By:	/s/ Robert B. Sturges
Name:	Robert B. Sturges
Title:	President

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